UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

THE J. M. SMUCKER COMPANY
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

 IMPORTANT ANNUAL SHAREHOLDERS’ MEETING
 INFORMATION — YOUR VOTE COUNTS!
Important Notice Regarding the Availability of Proxy Materials for The J. M. Smucker Company’s
Annual Shareholders’ Meeting to be Held on August 19, 2009
Under new Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual shareholders’ meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important!
This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The proxy statement and annual report on Form 10-K to shareholders are available at:

www.investorvote.com

Easy Online Access — A Convenient Way to View Proxy Materials and Vote
When you go online to view materials, you can also vote your shares.
Step 1: Go to www.investorvote.com
Step 2: Enter the information requested on your computer screen.
Step 3: Click the View button(s) to access the proxy materials.
Step 4: Return to the investorvote.com window and follow the instructions on the screen to log in.
Step 5: Make your selection as instructed on each screen to select proxy delivery preferences and vote your shares.
When you go online, you can also help the environment by consenting to receive electronic delivery of future materials.

Obtaining a Copy of the Proxy Materials — If you want to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed on the reverse side of this notice on or before August 9, 2009 to facilitate timely delivery.

Annual Shareholder Meeting Notice
The J. M. Smucker Company Annual Meeting of Shareholders will be held on August 19, 2009 at Fisher Auditorium at the Ohio Agricultural Research and Development Center, 1680 Madison Avenue, Wooster, Ohio at 11:00 a.m. Eastern Daylight Time.
Proposals to be voted on at the meeting are listed below along with the Board of Directors’ recommendations.
The Board of Directors recommends that you vote FOR the following proposals:
1.	Election of Directors to the class whose term of office will expire in 2012: Paul J. Dolan, Nancy Lopez Knight, Gary A. Oatey, Alex Shumate, and Timothy P. Smucker

2.	Ratification of appointment of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm for the 2010 fiscal year

3.	Adoption of an amendment to the Company’s Amended Articles of Incorporation to eliminate cumulative voting in director elections

4.	Adoption of an amendment to the Company’s Amended Articles of Incorporation to require majority voting in uncontested director elections (implementation of this Proposal 4 is conditioned upon approval of Proposal 3)

5.	Adoption of an amendment to the Company’s Amended Regulations to allow the Board of Directors to amend the Amended Regulations to the extent permitted by law
PLEASE NOTE — YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must vote online or request a paper copy of the proxy materials to receive a proxy card. If you wish to attend and vote at the meeting, please bring this notice with you.

Here’s how to order a copy of the proxy materials and select a future delivery preference:

Paper copies: Current and future paper delivery requests can be submitted via the telephone, Internet or email options below.

Email copies: Current and future email delivery requests must be submitted via the Internet following the instructions below.
If you request an email copy of current proxy materials you will receive an email with a link to the proxy materials.

PLEASE NOTE: You must use the numbers in the shaded bar on the reverse side when requesting a set of proxy materials.

→   Internet — Go to www.investorvote.com. Follow the instructions to log in and order a paper or email copy of the proxy materials and submit your preference for email or paper delivery of future proxy materials.

→   Telephone — Call us free of charge at 1-866-641-4276 using a touch-tone phone and follow the instructions to log in and order a paper copy of the proxy materials by mail for the current meeting. You can also submit a preference to receive a paper copy of the proxy materials for future meetings.

→   Email — Send an email to investorvote@computershare.com with “Proxy Materials The J. M. Smucker Company” in the subject line. Include in the message your full name and address, plus the three numbers located in the shaded bar on the reverse, and state in the email that you want a paper copy of current proxy materials. You can also state your preference to receive a paper copy of the proxy materials for future meetings.

To facilitate timely delivery, all requests for a paper copy of the proxy materials must be received by August 9, 2009.

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